July 2025
Pricing Supplement
Dated July 18, 2025
(To Prospectus dated December 30, 2022,
Series A Prospectus Supplement dated December 30, 2022 and
Product Supplement EQUITY-1 dated December 30, 2022)
Filed Pursuant to Rule 424(b)(2)
Registration Statement Nos. 333-268718 and 333-268718-01

BofA Finance LLC
STRUCTURED INVESTMENTS
Opportunities in International Equities
$2,718,000 Buffered PLUS Based on the Value of the EURO STOXX 50® Index due September 23, 2026
Buffered Performance Leveraged Upside SecuritiesSM
Fully and Unconditionally Guaranteed by Bank of America Corporation
Principal at Risk Securities
The Buffered PLUS are our senior debt securities. Any payments on the Buffered PLUS are fully and unconditionally guaranteed by Bank of America Corporation (“BAC”). The Buffered PLUS will pay no interest, provide a minimum payment at maturity of only 5% of the stated principal amount and have the terms described in the accompanying product supplement, prospectus supplement and prospectus, as supplemented or modified by this document. At maturity, if the underlying index has appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying index, subject to the maximum payment at maturity. If the underlying index has not appreciated in value or has declined in value but not by more than the buffer amount of 5%, at maturity investors will receive the stated principal amount of their investment. However, if the underlying index has declined in value by more than the buffer amount of 5%, investors will lose 1% for every 1% decline in the index value beyond the buffer amount . Under these circumstances, the payment at maturity will be less, and may be significantly less, than the stated principal amount. Accordingly, you may lose up to 95.00% of your entire investment. The Buffered PLUS are for investors who seek an equity index-based return and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage and buffer features, each of which applies to a limited range of performance of the underlying index. Investors may lose up to 95.00% of their initial investment in the Buffered PLUS. The Buffered PLUS are issued as part of BofA Finance LLC’s (“BofA Finance”) “Medium-Term Notes, Series A” program.
All payments on the Buffered PLUS are subject to the credit risk of BofA Finance, as issuer of the Buffered PLUS, and BAC, as guarantor of the Buffered PLUS. If we default on our obligations, you could lose some or all of your investment. These Buffered PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.
SUMMARY TERMS
Issuer:	BofA Finance
Guarantor:	BAC
Aggregate principal amount:	$2,718,000
Stated principal amount:	$1,000.00 per Buffered PLUS
Issue price:	$1,000.00 per Buffered PLUS (see “Commissions and issue price” below)
Pricing date:	July 18, 2025
Original issue date:	July 23, 2025 (3 business days after the pricing date)
Maturity date:	September 23, 2026
Underlying index:	The EURO STOXX 50® Index (Bloomberg symbol: “SX5E”), a price return index
Payment at maturity per Buffered PLUS:
You will receive at maturity a cash payment per Buffered PLUS as follows:
●
If the final index value is greater than the initial index value:
$1,000 + leveraged upside payment
However, in no event will the payment at maturity exceed the maximum payment at maturity.
●
If the final index value is equal to or less than the initial index value, but is greater than or equal to 95% of the initial index value, meaning that the underlying index has not decreased by an amount greater than the buffer amount of 5% from the initial index value:
 $1,000
●
If the final index value is less 95% of the initial index value, meaning that the underlying index has decreased by an amount greater than the buffer amount of 5% from the initial index value:
($1,000 × the index performance factor) plus $50.00
Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000.00. However, under no circumstances will the payment due at maturity be less than $50.00 per Buffered PLUS.

Leveraged upside payment:	$1,000.00 × leverage factor × index percent increase
Leverage factor:	150.00%
Maximum payment at maturity:	$1,185.00 per Buffered PLUS (118.50% of the stated principal amount).
Minimum payment at maturity:	$50.00 per Buffered PLUS (5% of the stated principal amount)
Terms continued on the following page
Agent:	BofA Securities, Inc. (“BofAS”), an affiliate of BofA Finance
Estimated value on the pricing date:
$969.50 per $1,000.00 in principal amount of Buffered PLUS, which is less than the price to public listed below. The actual value of your Buffered PLUS at any time will reflect many factors and cannot be predicted with accuracy. See “Structuring the Buffered PLUS” in this pricing supplement.

Commissions and issue price:	Price to public	Agent’s commissions and fees	Proceeds to BofA Finance(3)
Per Buffered PLUS	$1,000.00	$17.50(1)
		$5.00(2)	$977.50
Total	$2,718,000.00	$61,155.00	$2,656,845.00
(1) Morgan Stanley Wealth Management and its financial advisors will collectively receive from the agent, BofAS, a fixed sales commission of $17.50 for each Buffered PLUS they sell. See “Supplement to the plan of distribution; role of BofAS and conflicts of interest” in this pricing supplement.
(2) Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each Buffered PLUS.
There are important differences between the Buffered PLUS and a conventional debt security. Potential purchasers of the Buffered PLUS should consider the information in “Risk Factors” beginning on page 7 of this pricing supplement, page PS-5 of the accompanying product supplement, page S-6 of the accompanying prospectus supplement, and page 7 of the accompanying prospectus.
None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these Buffered PLUS or determined if this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The Buffered PLUS are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.
Before you invest, you should read this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for information about us, BAC and this offering, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Buffered PLUS” and “Additional Information About the Buffered PLUS” in this pricing supplement.
Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to BofA Finance, and not to BAC.
Series A MTN prospectus supplement dated December 30, 2022 and prospectus dated December 30, 2022 and Product Supplement EQUITY-1 dated December 30, 2022

BofA Finance LLC
Buffered PLUS Based on the Value of the EURO STOXX 50® Index due September 23, 2026
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities
Terms continued from previous page:
Index percent increase:	(final index value – initial index value) / initial index value
Initial index value:	5,359.23, which is the index closing value on the pricing date
Buffer amount:	5.00%
Final index value:	The index closing value on the valuation date
Valuation date:	September 18, 2026, subject to postponement as described under “Description of the Notes—Certain Terms of the Notes—Events Relating to Calculation Days” in the accompanying product supplement.
Index performance factor:	Final index value divided by the initial index value
CUSIP / ISIN:	09711JJH3 / US09711JJH32
Listing:	The Buffered PLUS will not be listed on any securities exchange.
July 2025

BofA Finance LLC
Buffered PLUS Based on the Value of the EURO STOXX 50® Index due September 23, 2026
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities
Investment Summary
The Buffered PLUS Based on the Value of the EURO STOXX 50® Index due September 23, 2026 (the “Buffered PLUS”) can be used:
￭As an alternative to direct exposure to the underlying index that enhances returns for a certain range of positive performance of the underlying index, subject to the maximum payment at maturity
￭To enhance returns and potentially outperform the underlying index in a moderately bullish scenario
￭To potentially achieve similar levels of upside exposure to the underlying index as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor
￭To obtain a buffer against a specified level of negative performance of the underlying index
Maturity:	Approximately 14 months
Leverage factor:	150.00% (applicable only if the final index value is greater than the initial index value)
Buffer amount:	5%
Maximum payment at maturity:	$1,185.00 per Buffered PLUS (118.50% of the stated principal amount)
Minimum payment at maturity:	$50.00 per Buffered PLUS (5.00% of the stated principal amount). Investors may lose up to 95.00% of the stated principal amount of the Buffered PLUS at maturity.
Coupon:	None

Any payments on the Buffered PLUS depend on the credit risk of BofA Finance, as issuer, and BAC, as guarantor, and on the performance of the underlying index. The economic terms of the Buffered PLUS are based on BAC’s internal funding rate, which is the rate it would pay to borrow funds through the issuance of market-linked notes, and the economic terms of certain related hedging arrangements BAC’s affiliates enter into. BAC’s internal funding rate is typically lower than the rate it would pay when it issues conventional fixed or floating rate debt securities. This difference in funding rate, as well as the agent's commissions and fees, if any, and the hedging related charges described below (see “Risk Factors” beginning on page 7), reduced the economic terms of the Buffered PLUS to you and the initial estimated value of the Buffered PLUS. Due to these factors, the price to public you are paying to purchase the Buffered PLUS is greater than the initial estimated value of the Buffered PLUS as of the pricing date.
The initial estimated value of the Buffered PLUS as of the pricing date is set forth on the cover page of this pricing supplement. For more information about the initial estimated value and the structuring of the Buffered PLUS, see “Risk Factors” beginning on page 7 and “Structuring the Buffered PLUS” beginning on page 16.
The Buffered PLUS are our senior debt securities. Any payments on the Buffered PLUS are fully and unconditionally guaranteed by BAC. The Buffered PLUS and the related guarantee are not insured by the Federal Deposit Insurance Corporation or secured by collateral. The Buffered PLUS will rank equally in right of payment with all of our other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law. The related guarantee will rank equally in right of payment with all of BAC’s other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law, and senior to its subordinated obligations. Any payments due on the Buffered PLUS, including any repayment of the principal amount, will be subject to the credit risk of BofA Finance, as issuer, and BAC, as guarantor.

July 2025

BofA Finance LLC
Buffered PLUS Based on the Value of the EURO STOXX 50® Index due September 23, 2026
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities
 Key Investment Rationale
The Buffered PLUS offer leveraged upside exposure to a certain range of positive performance of the EURO STOXX 50® Index, while providing limited protection against negative performance of the underlying index. In exchange for enhanced performance of 150.00% of the appreciation of the underlying index and the buffer feature, investors forgo current income and performance above the maximum payment at maturity of $1,185.00 per Buffered PLUS. At maturity, if the underlying index has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying index, subject to the maximum payment at maturity.  If the underlying index has not appreciated in value or has declined in value, but not by more than the buffer amount of 5%, at maturity investors will receive the stated principal amount of their investment. However, if the underlying index has declined in value by more the buffer amount of 5%, at maturity investors will lose 1% for every 1% decline in the index value beyond the buffer amount.  Under these circumstances, the payment at maturity will be less, and could be significantly less, than the stated principal amount. Investors may lose up to 95.00% of their initial investment in the Buffered PLUS. All payments on the Buffered PLUS are subject to issuer and guarantor credit risk.
Leveraged Performance Up to a Cap	The Buffered PLUS offer investors an opportunity to capture enhanced returns for a certain range of positive performance relative to a direct investment in the underlying index.
Upside Scenario
The underlying index increases in value, and, at maturity, the Buffered PLUS redeem for the stated principal amount of $1,000.00 plus a return equal to 150.00% of the index percent increase, subject to the maximum payment at maturity of $1,185.00 per Buffered PLUS (118.50% of the stated principal amount).

Par Scenario
The final index value is equal to the initial index value or is less the initial index value but has not declined by more than the buffer amount of 5%. In this case, you receive the stated principal amount of $1,000.00 at maturity even if the underlying index has depreciated by up to the buffer amount.

Downside Scenario
The underlying index declines in value by more than the buffer amount of 5%, and, at maturity, the Buffered PLUS redeem for less than the stated principal amount by an amount that is proportionate to the percentage decrease of the underlying index from the initial index value, plus the buffer amount of 5%. (Example: if the final index value is 30% less than the initial index value, the Buffered PLUS will redeem at maturity for a loss of 25% of principal at $750.00, or 75% of the stated principal amount.)  The minimum payment at maturity on the Buffered PLUS is equal to $50.00 per Buffered PLUS.

July 2025

BofA Finance LLC
Buffered PLUS Based on the Value of the EURO STOXX 50® Index due September 23, 2026
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities
How the Buffered PLUS Work
Payoff Diagram
The payoff diagram below illustrates the payment at maturity on the Buffered PLUS based on the following terms:
Stated principal amount:	$1,000.00 per Buffered PLUS
Leverage factor:	150.00%
Buffer amount:	5.00%
Maximum payment at maturity:	$1,185.00 per Buffered PLUS (118.50% of the stated principal amount)
Minimum payment at maturity:	$50.00 per Buffered PLUS (5.00% of the stated principal amount)
Buffered PLUS Payoff Diagram

PLUS
Underlying Performance
200%
150%
100%
50%
0%
118.500%
100.000%
112.334%
95.000%
0.00%
50.00%
100.00%
150.00%
200.00%
Hypothetical Cash Settlement Amount as % of Face Amount
Hypothetical Final Index Level as % of Initial Index Level

July 2025

BofA Finance LLC
Buffered PLUS Based on the Value of the EURO STOXX 50® Index due September 23, 2026
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities
How it works
Upside Scenario. If the final index value is greater than the initial index value, for each $1,000.00 stated principal amount of Buffered PLUS, investors will receive the $1,000.00 stated principal amount plus 150.00% of the appreciation of the underlying index over the term of the Buffered PLUS, subject to the maximum payment at maturity. Under the terms of the Buffered PLUS, an investor will realize the maximum payment at maturity of $1,185.00 per Buffered PLUS (118.50% of the stated principal amount) at a final index value of approximately 112.334% of the initial index value.
￭     If the underlying index appreciates 2%, the investor would receive a 3% return, or $1,030.00 per Buffered PLUS.
￭     If the underlying index appreciates 30%, the investor would receive only the maximum payment at maturity of $1,185.00 per Buffered PLUS, or 118.50% of the stated principal amount.
Par Scenario. If the final index value is equal to the initial index value or is less than the initial index value, but not by more than the buffer amount of 5.00%, investors will receive the stated principal amount of $1,000.00 per Buffered PLUS.
￭     For example, if the underlying index depreciates 3.00%, investors will receive the stated principal amount of $1,000.00 per Buffered PLUS.
Downside Scenario. If the final index value is less than the initial index value by more than the buffer amount of 5.00%, investors will receive an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decrease of the value of the underlying index from the initial index value, plus the buffer amount of 5.00%. The minimum payment at maturity is $50.00 per the Buffered PLUS.
￭     For example, if the underlying index depreciates 30%, investors would lose 25% of their principal and receive only $750.00 per Buffered PLUS at maturity, or 75% of the stated principal amount.
July 2025

BofA Finance LLC
Buffered PLUS Based on the Value of the EURO STOXX 50® Index due September 23, 2026
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities
Risk Factors
Your investment in the Buffered PLUS entails significant risks, many of which differ from those of a conventional debt security. Your decision to purchase the Buffered PLUS should be made only after carefully considering the risks of an investment in the Buffered PLUS, including those discussed below, with your advisors in light of your particular circumstances. The Buffered PLUS are not an appropriate investment for you if you are not knowledgeable about significant elements of the Buffered PLUS or financial matters in general. You should carefully review the more detailed explanation of risks relating to the Buffered PLUS in the “Risk Factors” sections beginning on page PS-5 of the accompanying product supplement, page S-6 of the accompanying prospectus supplement and page 7 of the accompanying prospectus, each as identified on the cover page of this pricing supplement.
Structure-related Risks
●
Your investment may result in a significant loss; the Buffered PLUS provide a minimum payment at maturity of only 5% of the stated principal amount. If the final index value of the underlying index has declined from the initial index value by more than the buffer amount, at maturity, your investment will be subject to 1:1 downside exposure to decreases in the value of the underlying index beyond the buffer amount of 5%, and you will lose 1% of the principal amount for each 1% that the final index value of the underlying index is less than the initial index value by more than the buffer amount. In that case, you will lose some or a significant portion of your investment in the Buffered PLUS.

●
The return on the Buffered PLUS will be limited to the maximum payment at maturity. The return on the Buffered PLUS will not exceed the maximum payment at maturity, regardless of the performance of the underlying index. Your return on the Buffered PLUS may be less than the return that you could have realized if you invested directly in the stocks included in the underlying index, and you will not receive the full benefit of any appreciation in the value of the underlying index beyond that maximum payment at maturity.

●
The Buffered PLUS do not bear interest. Unlike a conventional debt security, no interest payments will be paid over the term of the Buffered PLUS, regardless of the extent to which the final index value of the underlying index exceeds the initial index value.

●
Your return on the Buffered PLUS may be less than the yield on a conventional debt security of comparable maturity. Any return that you receive on the Buffered PLUS may be less than the return you would earn if you purchased a conventional debt security with the same maturity date. As a result, your investment in the Buffered PLUS may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money.

●
The payment at maturity will not reflect changes in the level of the underlying index other than on the valuation date. The level of the underlying index during the term of the Buffered PLUS other than on the valuation date will not affect payments on the Buffered PLUS. Notwithstanding the foregoing, investors should generally be aware of the performance of the underlying index while holding the Buffered PLUS, as the performance of the underlying index may influence the market value of the Buffered PLUS. The calculation agent will determine the payment at maturity by comparing only the initial index value to the final index value for the underlying index. No other levels of the underlying index will be taken into account. As a result, if the final index value of the underlying index is less than the initial index value by more than the buffer amount, you will receive less than the principal amount at maturity even if the level of the underlying index has increased at certain times during the term of the Buffered PLUS before decreasing to a level on the valuation date that is less than the initial index value by more than the buffer amount.

●
Any payments on the Buffered PLUS are subject to our credit risk and the credit risk of the guarantor, and any actual or perceived changes in our or the guarantor’s creditworthiness are expected to affect the value of the Buffered PLUS. The Buffered PLUS are our senior unsecured debt securities. Any payment on the Buffered PLUS will be fully and unconditionally guaranteed by the guarantor. The Buffered PLUS are not guaranteed by any entity other than the guarantor. As a result, your receipt of the payment at maturity will be dependent upon our ability and the ability of the guarantor to repay our respective obligations under the Buffered PLUS on the maturity date, regardless of the final index value of the underlying index as compared to the initial index value. No assurance can be given as to what our financial condition or the financial condition of the guarantor will be at any time after the pricing date of the Buffered PLUS. If we and the guarantor become unable to meet our respective financial obligations as they become due, you may not receive the amount(s) payable under the terms of the Buffered PLUS.

In addition, our credit ratings and the credit ratings of the guarantor are assessments by ratings agencies of our respective abilities to pay our obligations. Consequently, our or the guarantor’s perceived creditworthiness and actual or anticipated decreases in our or the guarantor’s credit ratings or increases in the spread between the yield on our respective securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the maturity date may adversely affect the market value of the Buffered PLUS. However, because your return on the Buffered PLUS depends upon factors in addition to our ability and the ability of the guarantor to pay our respective obligations, such as the value of the underlying index, an improvement in our or the guarantor’s credit ratings will not reduce the other investment risks related to the Buffered PLUS.

●
We are a finance subsidiary and, as such, have no independent assets, operations, or revenues. We are a finance subsidiary of the guarantor, have no operations other than those related to the issuance, administration and repayment of our debt securities that are guaranteed by the guarantor, and are dependent upon the guarantor and/or its other subsidiaries to meet our obligations under the Buffered PLUS in the ordinary course. Therefore, our ability to make payments on the Buffered PLUS may be limited.

Valuation- and Market-related Risks
●
The price to public you are paying for the Buffered PLUS exceeds their initial estimated value. The initial estimated value of the Buffered PLUS that is provided on the cover page of this pricing supplement is an estimate only, determined as of the pricing date by reference to our and our affiliates’ pricing models. These pricing models consider certain assumptions and variables, including our credit spreads and those of the guarantor, the guarantor’s internal funding rate, mid-market terms on hedging transactions, expectations on interest rates, dividends and volatility, price-sensitivity analysis, and the expected term

July 2025

BofA Finance LLC
Buffered PLUS Based on the Value of the EURO STOXX 50® Index due September 23, 2026
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

of the Buffered PLUS.  These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. If you attempt to sell the Buffered PLUS prior to maturity, their market value may be lower than the price you paid for them and lower than their initial estimated value. This is due to, among other things, changes in the level of the underlying index, changes in the guarantor’s internal funding rate, and the inclusion in the price to public of the agent’s commissions and fees, if any, and the hedging related charges, all as further described in “Structuring the Buffered PLUS” below. These factors, together with various credit, market and economic factors over the term of the Buffered PLUS, are expected to reduce the price at which you may be able to sell the Buffered PLUS in any secondary market and will affect the value of the Buffered PLUS in complex and unpredictable ways.

●
The initial estimated value does not represent a minimum or maximum price at which we, BAC, BofAS or any of our other affiliates would be willing to purchase your Buffered PLUS in any secondary market (if any exists) at any time. The value of your Buffered PLUS at any time after issuance will vary based on many factors that cannot be predicted with accuracy, including the performance of the underlying index, our and BAC’s creditworthiness and changes in market conditions.

●
We cannot assure you that a trading market for your Buffered PLUS will ever develop or be maintained. We will not list the Buffered PLUS on any securities exchange. We cannot predict how the Buffered PLUS will trade in any secondary market or whether that market will be liquid or illiquid.

Conflict-related Risks
●
Trading and hedging activities by us, the guarantor and any of our other affiliates, including BofAS, may create conflicts of interest with you and may affect your return on the Buffered PLUS and their market value. We, the guarantor or one or more of our other affiliates, including BofAS, may buy or sell the securities held by or included in the underlying index, or futures or options contracts or exchange traded instruments on the underlying index or those securities, or other instruments whose value is derived from the underlying index or those securities. While we, the guarantor or one or more of our other affiliates, including BofAS, may from time to time own securities represented by the underlying index, except to the extent that BAC’s common stock may be included in the underlying index, we, the guarantor and our other affiliates, including BofAS, do not control any company included in the underlying index, and have not verified any disclosure made by any other company. We, the guarantor or one or more of our other affiliates, including BofAS, may execute such purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the Buffered PLUS. These transactions may present a conflict of interest between your interest in the Buffered PLUS and the interests we, the guarantor and our other affiliates, including BofAS, may have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These transactions may adversely affect the level of the underlying index in a manner that could be adverse to your investment in the Buffered PLUS. On or before the pricing date, any purchases or sales by us, the guarantor or our other affiliates, including BofAS or others on our or their behalf (including those for the purpose of hedging some or all of our anticipated exposure in connection with the Buffered PLUS), may have affected the level of the underlying index. Consequently, the level of the underlying index may change subsequent to the pricing date, which may adversely affect the market value of the Buffered PLUS.

We, the guarantor or one or more of our other affiliates, including BofAS, also may have engaged in hedging activities that could have affected the level of the underlying index on the pricing date. In addition, these hedging activities, including the unwinding of a hedge, may decrease the market value of your Buffered PLUS prior to maturity, and may affect the amounts to be paid on the Buffered PLUS. We, the guarantor or one or more of our other affiliates, including BofAS, may purchase or otherwise acquire a long or short position in the Buffered PLUS and may hold or resell the Buffered PLUS. For example, BofAS may enter into these transactions in connection with any market making activities in which it engages. We cannot assure you that these activities will not adversely affect the level of the underlying index, the market value of your Buffered PLUS prior to maturity or the amounts payable on the Buffered PLUS.

●
There may be potential conflicts of interest involving the calculation agent, which is an affiliate of ours. We have the right to appoint and remove the calculation agent. One of our affiliates will be the calculation agent for the Buffered PLUS and, as such, will make a variety of determinations relating to the Buffered PLUS, including the amounts that will be paid on the Buffered PLUS. Under some circumstances, these duties could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent.

Underlying Index-related Risks
●
The securities are subject to risks associated with foreign securities markets. The SX5E includes certain foreign equity securities. You should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. The foreign securities markets comprising the SX5E may have less liquidity and may be more volatile than U.S. or other securities markets and market developments may affect foreign markets differently from U.S. or other securities markets. Direct or indirect government intervention to stabilize these foreign securities markets, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in these markets. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Prices of securities in foreign countries are subject to political, economic, financial and social factors that apply in those geographical regions. These factors, which could negatively affect those securities markets, include the possibility of recent or future changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health developments in the region. Moreover, foreign economies may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

●
The publisher of the underlying index may adjust the underlying index in a way that affects its levels, and the publisher has no obligation to consider your interests. The publisher of the underlying index can add, delete, or substitute the components included in the underlying index or make other methodological changes that could change its level. Any of these actions could adversely affect the value of your Buffered PLUS.

●
Governmental regulatory actions, such as sanctions, could adversely affect your investment in the Buffered PLUS. Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the Buffered PLUS or the component securities of the underlying index, or engaging in transactions therein, and any such action could adversely affect the value of the underlying index or the Buffered PLUS. These regulatory actions could result in restrictions on the Buffered PLUS and could result in the loss of a significant

July 2025

BofA Finance LLC
Buffered PLUS Based on the Value of the EURO STOXX 50® Index due September 23, 2026
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

portion or all of your initial investment in the Buffered PLUS, including if you are forced to divest the Buffered PLUS due to the government mandates, especially if such divestment must be made at a time when the value of the Buffered PLUS has declined.

Tax-related Risks
●
The U.S. federal income tax consequences of an investment in the Buffered PLUS are uncertain, and may be adverse to a holder of the Buffered PLUS. No statutory, judicial, or administrative authority directly addresses the characterization of the Buffered PLUS or securities similar to the Buffered PLUS for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the Buffered PLUS are not certain. Under the terms of the Buffered PLUS, you will have agreed with us to treat the Buffered PLUS as single financial contracts, as described below under “Additional Information About the Buffered PLUS—Tax considerations—General.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Buffered PLUS, the timing and character of gain or loss with respect to the Buffered PLUS may differ. No ruling will be requested from the IRS with respect to the Buffered PLUS and no assurance can be given that the IRS will agree with the statements made in the section entitled “Additional Information About the Buffered PLUS—Tax considerations.” You are urged to consult with your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the Buffered PLUS.

July 2025

BofA Finance LLC
Buffered PLUS Based on the Value of the EURO STOXX 50® Index due September 23, 2026
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities
EURO STOXX 50® Index Summary
All disclosures contained in this pricing supplement regarding the underlying index, including, without limitation, its make-up, method of calculation, and changes in its components, have been derived from publicly available sources. The information reflects the policies of, and is subject to change by, the sponsor of the SX5E (the “underlying index sponsor”). The underlying index sponsor, which licenses the copyright and all other rights to the underlying index, has no obligation to continue to publish, and may discontinue publication of, the underlying index. The consequences of the underlying index sponsor discontinuing publication of the underlying index are discussed in “Description of the Notes — Discontinuance of an Index” in the accompanying product supplement. None of us, the guarantor, the calculation agent, or BofAS accepts any responsibility for the calculation, maintenance or publication of the underlying index or any successor index. None of us, the guarantor, BofAS or any of our other affiliates makes any representation to you as to the future performance of the underlying index. You should make your own investigation into the underlying index.
EURO STOXX 50® Index
The SX5E is composed of 50 stocks from 11 Eurozone countries (Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain) of the STOXX Europe 600 Supersector indices. The STOXX 600 Supersector indices contain the 600 largest stocks traded on the major exchanges of 18 European countries and are organized into the following 20 Supersectors: automobiles & parts; banks; basic resources; chemicals; construction & materials; consumer products & services; energy; financial services; food, beverages & tobacco; health care; industrial goods & services; insurance; media; personal care, drug & grocery stores; real estate; retailers; technology; telecommunications; travel & leisure; and utilities.
Information as of market close on July 18, 2025 (the pricing date):

Bloomberg Ticker Symbol:	SX5E
Current Index Value:	5,359.23
52 Weeks Ago:	4,870.12
52 Week High (on March 3, 2025):	5,540.69
52 Week Low (on August 5, 2024):	4,571.60
For additional historical information, see “EURO STOXX 50® Index Historical Performance” below. For additional information about the EURO STOXX 50® Index, see the information set forth in “Annex A—The EURO STOXX 50® Index” below.
July 2025

BofA Finance LLC
Buffered PLUS Based on the Value of the EURO STOXX 50® Index due September 23, 2026
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities
EURO STOXX 50® Index Historical Performance
The following graph sets forth the daily index closing values of the SX5E for the period from January 2, 2020 through the pricing date. The related table sets forth the published high and low index closing values, as well as end-of-quarter index closing values, of the SX5E for each quarter in the same period. The index closing value of the SX5E on the pricing date was 5,359.23. We obtained the information in the graph and table below from Bloomberg L.P., without independent verification. The SX5E has at times experienced periods of high volatility, and you should not take the historical values of the SX5E as an indication of its future performance. No assurance can be given as to the level of the SX5E on the valuation date.

SX5E Daily Index Closing Values January 2, 2020 to July 18, 2025

*The gray solid line indicates a decline equal to the buffer amount, which is 95% of the initial index value.

July 2025

BofA Finance LLC
Buffered PLUS Based on the Value of the EURO STOXX 50® Index due September 23, 2026
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

EURO STOXX 50® Index	High	Low	Period End
2020
First Quarter	3,865.18	2,385.82	2,786.90
Second Quarter	3,384.29	2,662.99	3,234.07
Third Quarter	3,405.35	3,137.06	3,193.61
Fourth Quarter	3,581.37	2,958.21	3,552.64
2021
First Quarter	3,926.20	3,481.44	3,919.21
Second Quarter	4,158.14	3,924.80	4,064.30
Third Quarter	4,246.13	3,928.53	4,048.08
Fourth Quarter	4,401.49	3,996.41	4,298.41
2022
First Quarter	4,392.15	3,505.29	3,902.52
Second Quarter	3,951.12	3,427.91	3,454.86
Third Quarter	3,805.22	3,279.04	3,318.20
Fourth Quarter	3,986.83	3,331.53	3,793.62
2023
First Quarter	4,315.05	3,856.09	4,315.05
Second Quarter	4,408.59	4,218.04	4,399.09
Third Quarter	4,471.31	4,129.18	4,174.66
Fourth Quarter	4,549.44	4,014.36	4,521.44
2024
First Quarter	5,083.42	4,403.08	5,083.42
Second Quarter	5,100.90	4,839.14	4,894.02
Third Quarter	5,067.45	4,571.60	5,000.45
Fourth Quarter	5,041.01	4,729.71	4,895.98
2025
First Quarter	5,540.69	4,871.45	5,248.39
Second Quarter	5,454.65	4,622.14	5,303.24
Third Quarter (through July 18, 2025)	5,445.65	5,282.43	5,359.23

July 2025

BofA Finance LLC
Buffered PLUS Based on the Value of the EURO STOXX 50® Index due September 23, 2026
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities
Additional Terms of the Buffered PLUS
Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, prospectus supplement, or prospectus, the terms described herein shall control.
Denominations:	The Buffered PLUS will be issued in minimum denominations of $1,000.00 and whole multiples of $1,000.00 in excess thereof.
Calculation agent:	BofAS, an affiliate of BofA Finance.
Events of default and acceleration:
If an event of default, as defined in the senior indenture relating to the Buffered PLUS and in the section entitled “Description of Debt Securities of BofA Finance LLC—Events of Default and Rights of Acceleration; Covenant Breaches” on page 54 of the accompanying prospectus, with respect to the Buffered PLUS occurs and is continuing, the amount payable to a holder of the Buffered PLUS upon any acceleration permitted under the senior indenture will be equal to the amount described under the caption “Payment at maturity” above, calculated as though the date of acceleration were the maturity date of the Buffered PLUS and as though the valuation date were the third index business day prior to the date of acceleration. In case of a default in the payment of the Buffered PLUS, whether at their maturity or upon acceleration, the Buffered PLUS will not bear a default interest rate.

July 2025

BofA Finance LLC
Buffered PLUS Based on the Value of the EURO STOXX 50® Index due September 23, 2026
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities
Additional Information About the Buffered PLUS
Additional Information:
Tax considerations:

The following summary of the material U.S. federal income and estate tax considerations of the acquisition, ownership, and disposition of the Buffered PLUS supplements, and to the extent inconsistent supersedes, the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus and is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder.

Although the Buffered PLUS are issued by us, they will be treated as if they were issued by BAC for U.S. federal income tax purposes. Accordingly throughout this tax discussion, references to “we,” “our” or “us” are generally to BAC unless the context requires otherwise.

This summary is directed solely to U.S. Holders and Non-U.S. Holders that, except as otherwise specifically noted, will purchase the Buffered PLUS upon original issuance and will hold the Buffered PLUS as capital assets within the meaning of Section 1221 of the Code, which generally means property held for investment, and that are not excluded from the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the Buffered PLUS, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

General

Although there is no statutory, judicial, or administrative authority directly addressing the characterization of the Buffered PLUS, we intend to treat the Buffered PLUS for all tax purposes as single financial contracts with respect to the underlying index and under the terms of the Buffered PLUS, we and every investor in the Buffered PLUS agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat the Buffered PLUS in accordance with such characterization.  In the opinion of our counsel, Sidley Austin LLP, it is reasonable to treat the Buffered PLUS as single financial contracts with respect to the underlying index. This discussion assumes that the Buffered PLUS constitute single financial contracts with respect to the underlying index for U.S. federal income tax purposes.  If the Buffered PLUS did not constitute single financial contracts, the tax consequences described below would be materially different.

This characterization of the Buffered PLUS is not binding on the IRS or the courts.  No statutory, judicial, or administrative authority directly addresses the characterization of the Buffered PLUS or any similar instruments for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment.  Due to the absence of authorities on point, significant aspects of the U.S. federal income tax consequences of an investment in the Buffered PLUS are not certain, and no assurance can be given that the IRS or any court will agree with the characterization and tax treatment described in this pricing supplement.  Accordingly, you are urged to consult your tax advisor regarding all aspects of the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative characterizations.

Unless otherwise stated, the following discussion is based on the characterization described above.  The discussion in this section assumes that there is a significant possibility of a significant loss of principal on an investment in the Buffered PLUS.

We will not attempt to ascertain whether any issuer of a component stock included in the underlying index would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Code, or a United States real property holding corporation, within the meaning of Section 897(c) of the Code. If the issuer of one or more stocks included in the underlying index were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a holder of the Buffered PLUS. You should refer to information filed with the SEC by the issuers of the component stocks included in the underlying index and consult your tax advisor regarding the possible consequences to you, if any, if any issuer of a component stock included in the underlying index is or becomes a PFIC or is or becomes a United States real property holding corporation.

U.S. Holders

July 2025

BofA Finance LLC
Buffered PLUS Based on the Value of the EURO STOXX 50® Index due September 23, 2026
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Upon receipt of a cash payment at maturity or upon a sale or exchange of the Buffered PLUS prior to maturity, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Buffered PLUS.  A U.S. Holder’s tax basis in the Buffered PLUS will equal the amount paid by that holder to acquire them. This capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder held the Buffered PLUS for more than one year. The deductibility of capital losses is subject to limitations.

Alternative Tax Treatments. Due to the absence of authorities that directly address the proper tax treatment of the Buffered PLUS, prospective investors are urged to consult their tax advisors regarding all possible alternative tax treatments of an investment in the Buffered PLUS.  In particular, the IRS could seek to subject the Buffered PLUS to the Treasury regulations governing contingent payment debt instruments.  If the IRS were successful in that regard, the timing and character of income on the Buffered PLUS would be affected significantly. Among other things, a U.S. Holder would be required to accrue original issue discount every year at a “comparable yield” determined at the time of issuance. In addition, any gain realized by a U.S. Holder at maturity or upon a sale or exchange of the Buffered PLUS generally would be treated as ordinary income, and any loss realized at maturity or upon a sale or exchange of the Buffered PLUS generally would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter.

The IRS released Notice 2008-2 (the “Notice”), which sought comments from the public on the taxation of financial instruments currently taxed as “prepaid forward contracts.”  This Notice addresses instruments such as the Buffered PLUS.  According to the Notice, the IRS and Treasury are considering whether a holder of an instrument such as the Buffered PLUS should be required to accrue ordinary income on a current basis, regardless of whether any payments are made prior to maturity.  It is not possible to determine what guidance the IRS and Treasury will ultimately issue, if any.  Any such future guidance may affect the amount, timing and character of income, gain, or loss in respect of the Buffered PLUS, possibly with retroactive effect.

The IRS and Treasury are also considering additional issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, whether Section 1260 of the Code, concerning certain “constructive ownership transactions,” generally applies or should generally apply to such instruments, and whether any of these determinations depend on the nature of the underlying asset.

In addition, proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain notional principal contracts. The preamble to the regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. While the proposed regulations do not apply to prepaid forward contracts, the preamble to the proposed regulations expresses the view that similar timing issues exist in the case of prepaid forward contracts. If the IRS or Treasury publishes future guidance requiring current economic accrual for contingent payments on prepaid forward contracts, it is possible that you could be required to accrue income over the term of the Buffered PLUS.

Because of the absence of authority regarding the appropriate tax characterization of the Buffered PLUS, it is also possible that the IRS could seek to characterize the Buffered PLUS in a manner that results in tax consequences that are different from those described above. For example, the IRS could possibly assert that any gain or loss that a holder may recognize at maturity or upon the sale or exchange of the Buffered PLUS should be treated as ordinary gain or loss.

Because the underlying index is an index that periodically rebalances, it is possible that the Buffered PLUS could be treated as a series of single financial contracts, each of which matures on the next rebalancing date.  If the Buffered PLUS were properly characterized in such a manner, a U.S. Holder would be treated as disposing of the Buffered PLUS on each rebalancing date in return for new Buffered PLUS that mature on the next rebalancing date, and a U.S. Holder would accordingly likely recognize capital gain or loss on each rebalancing date equal to the difference between the holder’s tax basis in the Buffered PLUS (which would be adjusted to take into account any prior recognition of gain or loss) and the fair market value of the Buffered PLUS on such date.

Non-U.S. Holders

Except as discussed below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax for amounts paid in respect of the Buffered PLUS provided that the Non-U.S. Holder complies with applicable certification requirements and that the payment is not effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business. Notwithstanding the foregoing, gain from the sale or exchange of the Buffered PLUS or their settlement at maturity may be subject to U.S. federal income tax if that Non-U.S. Holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of the sale, exchange, or settlement and certain other conditions are satisfied.

July 2025

BofA Finance LLC
Buffered PLUS Based on the Value of the EURO STOXX 50® Index due September 23, 2026
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

If a Non-U.S. Holder of the Buffered PLUS is engaged in the conduct of a trade or business within the U.S. and if any gain realized on the settlement at maturity, or upon sale or exchange of the Buffered PLUS, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.), the Non-U.S. Holder, although exempt from U.S. federal withholding tax, generally will be subject to U.S. federal income tax on such gain on a net income basis in the same manner as if it were a U.S. Holder.  Such Non-U.S. Holders should read the material under the heading “—U.S. Holders,” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of the Buffered PLUS.  In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by any applicable tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments.

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a Non-U.S. Holder.  Under Treasury regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, IRS guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2027. Based on our determination that the Buffered PLUS are not delta-one instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the Buffered PLUS. However, it is possible that the Buffered PLUS could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the underlying index or the Buffered PLUS, and following such occurrence the Buffered PLUS could be treated as subject to withholding on dividend equivalent payments. Non-U.S. Holders that enter, or have entered, into other transactions in respect of the underlying index or the Buffered PLUS should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the Buffered PLUS and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

As discussed above, alternative characterizations of the Buffered PLUS for U.S. federal income tax purposes are possible.  Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to the Buffered PLUS to become subject to withholding tax, tax will be withheld at the applicable statutory rate. As discussed above, the IRS has indicated in the Notice that it is considering whether income in respect of instruments such as the Buffered PLUS should be subject to withholding tax. Prospective Non-U.S. Holders should consult their own tax advisors regarding the tax consequences of such alternative characterizations.

U.S. Federal Estate Tax. Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a Buffered PLUS is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in a Buffered PLUS.

Backup Withholding and Information Reporting

Please see the discussion under “U.S. Federal Income Tax Considerations — General — Backup Withholding and Information Reporting” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on the Buffered PLUS.

Structuring the Buffered PLUS:

The Buffered PLUS are our debt securities, the return on which is linked to the performance of the underlying index. The related guarantee is BAC’s obligation. As is the case for all of our and BAC’s respective debt securities, including our market-linked notes, the economic terms of the Buffered PLUS reflect our and BAC’s actual or perceived creditworthiness at the time of pricing. In addition, because market-linked notes result in increased operational, funding and liability management costs to us and BAC, BAC typically borrows the funds under these types of notes at a rate, which we refer to in this pricing supplement as BAC’s internal funding rate, that is more favorable to BAC than the rate that it might pay for a conventional fixed or floating rate debt security. This generally relatively lower internal funding rate, which is reflected in the economic terms of the Buffered PLUS, along with the fees and charges associated with market-linked notes, resulted in the initial estimated value of the Buffered PLUS on the pricing date being less than their price to public.

The initial estimated value of the Buffered PLUS as of the pricing date is set forth on the cover page of this pricing supplement.

In order to meet our payment obligations on the Buffered PLUS, at the time we issue the Buffered PLUS, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with BofAS or one of our other affiliates. The terms of these hedging arrangements are determined based upon terms provided by BofAS and its affiliates, and take

July 2025

BofA Finance LLC
Buffered PLUS Based on the Value of the EURO STOXX 50® Index due September 23, 2026
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

into account a number of factors, including our and BAC’s creditworthiness, interest rate movements, the volatility of the underlying index, the tenor of the Buffered PLUS and the hedging arrangements. The economic terms of the Buffered PLUS and their initial estimated value depend in part on the terms of these hedging arrangements.

BofAS has advised us that the hedging arrangements will include hedging related charges, reflecting the costs associated with, and our affiliates’ profit earned from, these hedging arrangements. Since hedging entails risk and may be influenced by unpredictable market forces, actual profits or losses from these hedging transactions may be more or less than any expected amounts.

For further information, see “Risk Factors” beginning on page 7 above and “Supplemental Use of Proceeds” on page PS-20 of the accompanying product supplement.

Supplement to the plan of distribution; role of BofAS and conflicts of interest:

BofAS, a broker-dealer affiliate of ours, is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and will participate as agent in the distribution of the Buffered PLUS. Accordingly, the offering of the Buffered PLUS will conform to the requirements of FINRA Rule 5121. BofAS may not make sales in this offering to any of its discretionary accounts without the prior written approval of the account holder.

We will deliver the Buffered PLUS against payment therefor in New York, New York on a date that is greater than one business day following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Buffered PLUS more than one business day prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Under our distribution agreement with BofAS, BofAS will purchase the Buffered PLUS from us as principal at the price to public indicated on the cover of this pricing supplement, less the indicated agent's commissions and fees, if any. BofAS will sell the Buffered PLUS to other broker-dealers that will participate in the offering and that are not affiliated with us, at an agreed discount to the principal amount. Each of those broker-dealers may sell the Buffered PLUS to one or more additional broker-dealers. BofAS has informed us that these discounts may vary from dealer to dealer and that not all dealers will purchase or repurchase the Buffered PLUS at the same discount. Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and its financial advisors will collectively receive from the agent, BofAS, a fixed sales commission for each security they sell, and Morgan Stanley Wealth Management will receive a structuring fee for each security, in each case as specified on the cover page of this document.  The costs included in the original issue price of the Buffered PLUS include a fee paid by BofAS to LFT Securities, LLC, an entity in which an affiliate of BofAS and an affiliate of Morgan Stanley Wealth Management have ownership interests, for providing certain electronic platform services with respect to this offering.

BofAS and any of our other broker-dealer affiliates may use this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for offers and sales in secondary market transactions and market-making transactions in the Buffered PLUS. However, they are not obligated to engage in such secondary market transactions and/or market-making transactions. These broker-dealer affiliates may act as principal or agent in these transactions, and any such sales will be made at prices related to prevailing market conditions at the time of the sale.

At BofAS’s discretion, for a short, undetermined initial period after the issuance of the Buffered PLUS, BofAS may offer to buy the Buffered PLUS in the secondary market at a price that may exceed the initial estimated value of the Buffered PLUS. Any price offered by BofAS for the Buffered PLUS will be based on then-prevailing market conditions and other considerations, including the performance of the underlying index and the remaining term of the Buffered PLUS. However, none of us, the guarantor, BofAS or any of our other affiliates is obligated to purchase your Buffered PLUS at any price or at any time, and we cannot assure you that any party will purchase your Buffered PLUS at a price that equals or exceeds the initial estimated value of the Buffered PLUS.

Any price that BofAS may pay to repurchase the Buffered PLUS will depend upon then prevailing market conditions, the creditworthiness of us and the guarantor, and transaction costs. At certain times, this price may be higher than or lower than the initial estimated value of the Buffered PLUS.

Sales Outside of the United States

The Buffered PLUS have not been approved for public sale in any jurisdiction outside of the United States.  There has been no registration or filing as to the Buffered PLUS with any regulatory, securities, banking, or local authority outside of the United States and no action has been taken by BofA Finance, BAC, BofAS or any other affiliate of BAC, to offer the Buffered PLUS in any jurisdiction other than the United States. As such, these Buffered PLUS are made available to investors outside of the United States only in jurisdictions where it is lawful to make such offer or sale and only under circumstances that will result in compliance with applicable laws and regulations, including private placement requirements.

Further, no offer or sale of the securities is permitted with regards to the following jurisdictions:

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Australia
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Barbados
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Belgium
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Crimea
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Cuba
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Curacao Sint Maarten
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Gibraltar

July 2025

BofA Finance LLC
Buffered PLUS Based on the Value of the EURO STOXX 50® Index due September 23, 2026
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

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Indonesia
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Iran
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Italy
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Kazakhstan
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Malaysia
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New Zealand
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North Korea
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Norway
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Russia
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Syria

You are urged to carefully review the selling restrictions that may be applicable to your jurisdiction beginning on page S-56 of the accompanying prospectus supplement.

European Economic Area and United Kingdom

None of this pricing supplement, the accompanying product supplement, the accompanying prospectus or the accompanying prospectus supplement is a prospectus for the purposes of the Prospectus Regulation (as defined below). This pricing supplement, the accompanying product supplement, the accompanying prospectus and the accompanying prospectus supplement have been prepared on the basis that any offer of Buffered PLUS in any Member State of the European Economic Area (the “EEA”) or in the United Kingdom (each, a “Relevant State”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“Qualified Investors”). Accordingly any person making or intending to make an offer in that Relevant State of Buffered PLUS which are the subject of the offering contemplated in this pricing supplement, the accompanying product supplement, the accompanying prospectus and the accompanying prospectus supplement may only do so with respect to Qualified Investors. Neither BofA Finance nor BAC has authorized, nor does it authorize, the making of any offer of Buffered PLUS other than to Qualified Investors. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

PROHIBITION OF SALES TO EEA AND UNITED KINGDOM RETAIL INVESTORS – The Buffered PLUS are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA or in the United Kingdom. For these purposes: (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the Insurance Distribution Directive) where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Buffered PLUS to be offered so as to enable an investor to decide to purchase or subscribe for the Buffered PLUS. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the Buffered PLUS or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the Buffered PLUS or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation.

United Kingdom

The communication of this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the Buffered PLUS offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the Buffered PLUS offered hereby are only available to, and any investment or investment activity to which this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement and the accompanying prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement or the accompanying prospectus or any of their contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Buffered PLUS may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to BofA Finance, as issuer, or BAC, as guarantor.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Buffered PLUS in, from or otherwise involving the United Kingdom.

July 2025

BofA Finance LLC
Buffered PLUS Based on the Value of the EURO STOXX 50® Index due September 23, 2026
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities
Where you can find more information:

This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus have been filed as part of a registration statement with the SEC, which may, without cost, be accessed on the SEC website at www.sec.gov or obtained from BofAS by calling 1-800-294-1322. Before you invest, you should read this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for information about us, BAC and this offering. Any prior or contemporaneous oral statements and any other written materials you may have received are superseded by this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus. Certain terms used but not defined in this pricing supplement have the meanings set forth in the accompanying product supplement or prospectus supplement.

The terms and risks of the Buffered PLUS are contained in this pricing supplement and in the following related product supplement, prospectus supplement and prospectus, which can be accessed at the following links:

●
Product Supplement EQUITY-1 dated December 30, 2022:
https://www.sec.gov/Archives/edgar/data/1682472/000119312522315473/d429684d424b2.htm
●
Series A MTN prospectus supplement dated December 30, 2022 and prospectus dated December 30, 2022:
https://www.sec.gov/Archives/edgar/data/1682472/000119312522315195/d409418d424b3.htm

Please note that, for purposes of this pricing supplement, references in the accompanying product supplement EQUITY-1 to “Notes,” “closing level”, “Trading Day”, “Underlying”, “Index Publisher”, “calculation day” and “Index” shall be deemed to refer to “Buffered PLUS,” “index closing value”, “index business day”, “underlying index”, “underlying index sponsor”, “valuation date” and “underlying index”, respectively.

Validity of the securities:

In the opinion of McGuireWoods LLP, as counsel to BofA Finance, as issuer, and BAC, as guarantor, when the trustee has made the appropriate entries or notations on Schedule 1 to the master global note that represents the securities (the “Master Note”) identifying the securities offered hereby as supplemental obligations thereunder in accordance with the instructions of BofA Finance, and the securities have been delivered against payment therefor as contemplated in this pricing supplement and the related prospectus, prospectus supplement and product supplement, all in accordance with the provisions of the indenture governing the securities and the related guarantee, such securities will be the legal, valid and binding obligations of BofA Finance, and the related guarantee will be the legal, valid and binding obligation of BAC, subject, in each case, to the effects of applicable bankruptcy, insolvency (including laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally, and to general principles of equity. This opinion is given as of the date of this pricing supplement and is limited to the Delaware General Corporation Law and the Delaware Limited Liability Company Act (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting either of the foregoing) and the laws of the State of New York as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture governing the securities and due authentication of the Master Note, the validity, binding nature and enforceability of the indenture governing  the securities and the related guarantee with respect to the trustee, the legal capacity of individuals, the genuineness of signatures, the authenticity of all documents submitted to McGuireWoods LLP as originals, the conformity to original documents of all documents submitted to McGuireWoods LLP as copies thereof, the authenticity of the originals of such copies and certain factual matters, all as stated in the opinion letter of McGuireWoods LLP dated December 8, 2022, which has been filed as an exhibit to the Registration Statement (File Nos. 333-268718 and 333-268718-01) of BAC and BofA Finance, filed with the SEC on December 8, 2022.

July 2025

BofA Finance LLC
Buffered PLUS Based on the Value of the EURO STOXX 50® Index due September 23, 2026
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities
Annex A—The EURO STOXX 50® Index
The SX5E was created by STOXX, which is owned by Deutsche Börse AG. Publication of the SX5E began in February 1998, based on an initial index level of 1,000 on December 31, 1991.
Index Composition and Maintenance
The SX5E is composed of 50 stocks from 11 Eurozone countries (Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain) of the STOXX Europe 600 Supersector indices. The STOXX 600 Supersector indices contain the 600 largest stocks traded on the major exchanges of 18 European countries and are organized into the following 20 Supersectors: automobiles & parts; banks; basic resources; chemicals; construction & materials; consumer products & services; energy; financial services; food, beverages & tobacco; health care; industrial goods & services; insurance; media; personal care, drug & grocery stores; real estate; retailers; technology; telecommunications; travel & leisure; and utilities.
For each of the 20 EURO STOXX regional supersector indices, the stocks are ranked in terms of free-float market capitalization. The largest stocks are added to the selection list until the coverage is close to, but still less than, 60% of the free-float market capitalization of the corresponding supersector index. If the next highest-ranked stock brings the coverage closer to 60% in absolute terms, then it is also added to the selection list. All current stocks in the SX5E are then added to the selection list. All of the stocks on the selection list are then ranked in terms of free-float market capitalization to produce the final index selection list. The largest 40 stocks on the selection list are selected; the remaining 10 stocks are selected from the largest remaining current stocks ranked between 41 and 60; if the number of stocks selected is still below 50, then the largest remaining stocks are selected until there are 50 stocks. In exceptional cases, STOXX’s management board can add stocks to and remove them from the selection list.
The index components are subject to a capped maximum index weight of 10%, which is applied on a quarterly basis.
The composition of the SX5E is reviewed annually, based on the closing stock data on the last trading day in August. Changes in the composition of the SX5E are made to ensure that the SX5E includes the 50 market sector leaders from within the EURO STOXX® Index.
The free float factors for each component stock used to calculate the SX5E, as described below, are reviewed, calculated, and implemented on a quarterly basis and are fixed until the next quarterly review.
The SX5E is subject to a “fast exit rule.” The index components are monitored for any changes based on the monthly selection list ranking. A stock is deleted from the SX5E if: (a) it ranks 75 or below on the monthly selection list and (b) it has been ranked 75 or below for a consecutive period of two months in the monthly selection list. The highest-ranked stock that is not an index component will replace it. Changes will be implemented on the close of the fifth trading day of the month, and are effective the next trading day.
The SX5E is also subject to a “fast entry rule.” All stocks on the latest selection lists and initial public offering (IPO) stocks are reviewed for a fast-track addition on a quarterly basis. A stock is added, if (a) it qualifies for the latest STOXX blue-chip selection list generated end of February, May, August or November and (b) it ranks within the “lower buffer” on this selection list.
The SX5E is also reviewed on an ongoing monthly basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings, and bankruptcy) that affect the index composition are announced immediately, implemented two trading days later and become effective on the next trading day after implementation.
Index Calculation
The SX5E is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the index value can be expressed as follows:
The “free float market capitalization of the Index” is equal to the sum of the product of the price, the number of shares and the free float factor and the weighting cap factor for each component stock as of the time the SX5E is being calculated.
The SX5E is also subject to a divisor, which is adjusted to maintain the continuity of the index values across changes due to corporate actions, such as the deletion and addition of stocks, the substitution of stocks, stock dividends, and stock splits.
Neither we nor any of our affiliates, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, accepts any responsibility for the calculation, maintenance, or publication of, or for any error, omission, or disruption in, the SX5E or any successor to the SX5E. STOXX does not guarantee the accuracy or the completeness of the SX5E or any data included in the SX5E. STOXX assumes no liability for any errors, omissions, or disruption in the calculation and dissemination of the SX5E. STOXX disclaims all responsibility for any errors or omissions in the calculation and dissemination of the SX5E or the manner in which the SX5E is applied in determining the amount payable on the securities.
License Agreement
One of our affiliates has entered into a non-exclusive license agreement with STOXX providing for the license to it and certain of its affiliated companies, including us, of the right to use indices owned and published by STOXX (including the SX5E) in connection with certain securities, including the securities.
The license agreement requires that the following language be stated in this pricing supplement:
July 2025

BofA Finance LLC
Buffered PLUS Based on the Value of the EURO STOXX 50® Index due September 23, 2026
Buffered Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities
“STOXX Limited, Deutsche Börse Group and their licensors, research partners or data providers have no relationship to us other than the licensing of the SX5E and the related trademarks for use in connection with the securities.
STOXX, Deutsche Börse Group and their licensors, research partners or data providers do not:
●	sponsor, endorse, sell or promote the securities.
●	recommend that any person invest in the securities or any other securities.
●	have any responsibility or liability for or make any decisions about the timing, amount or pricing of the securities.
●	have any responsibility or liability for the administration, management or marketing of the securities.
●	consider the needs of the securities or the owners of the securities in determining, composing or calculating the SX5E or have any obligation to do so.
STOXX, Deutsche Börse Group and their licensors, research partners or data providers give no warranty, and exclude any liability (whether in negligence or otherwise), in connection with the securities or their performance.
STOXX does not assume any contractual relationship with the purchasers of the securities or any other third parties.
Specifically,
●	STOXX, Deutsche Börse Group and their licensors, research partners or data providers do not give any warranty, express or implied, and exclude any liability about:
●	The results to be obtained by the securities, the owner of the securities or any other person in connection with the use of the SX5E and the data included in the SX5E;
●	The accuracy, timeliness, and completeness of the SX5E and its data;
●	The merchantability and the fitness for a particular purpose or use of the SX5E and its data;
●	The performance of the securities generally.
●	STOXX, Deutsche Börse Group and their licensors, research partners or data providers give no warranty and exclude any liability, for any errors, omissions or interruptions in the SX5E or its data;
●
Under no circumstances will STOXX, Deutsche Börse Group or their licensors, research partners or data providers be liable (whether in negligence or otherwise) for any lost profits or indirect, punitive, special or consequential damages or losses, arising as a result of such errors, omissions or interruptions in the SX5E or its data or generally in relation to the securities, even in circumstances where STOXX, Deutsche Börse Group or their licensors, research partners or data providers are aware that such loss or damage may occur.

The licensing agreement discussed above is solely for our benefit and that of STOXX, and not for the benefit of the owners of the securities or any other third parties.”
July 2025